UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2006

HOST MARRIOTT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2006, Host Marriott, L.P., for whom Host Marriott Corporation acts as sole general partner, entered into an amendment (the “Amendment”) to its amended and restated bank credit facility (the “Credit Facility”), dated as of September 10, 2004, with Deutsche Bank Trust Company Americas, as administrative agent, and the other agents and lenders party thereto. The Amendment was entered into in anticipation of the closing of (i) the acquisition of certain properties and assets from Starwood Hotels & Resorts Worldwide, Inc. and its majority owned subsidiary Starwood Hotels & Resorts (the “Acquisition”) and (ii) the associated financing transactions, including, among other things, the anticipated bridge loan facility (the “Bridge Facility”) to be entered into with Goldman Sachs Credit Partners, L.P., as administrative agent, and various other agents and lenders.

The Amendment authorizes the collateral agent under the Credit Facility to amend the associated pledge and security arrangements to share the benefit of the pledge and security agreement collateral with creditors under the Bridge Facility and creditors under certain other indebtedness that may be incurred or assumed in connection with the Acquisition. In addition, whereas the Credit Facility previously permitted such collateral to be released at any time that our leverage ratio falls below 6.0x for two consecutive quarters, the Amendment requires that such collateral be maintained so long as any loans or commitments under the Bridge Facility are incurred and remain outstanding.

To facilitate Credit Facility borrowings to consummate the Acquisition, the Amendment implements certain modifications to representations and warranties. Among other things, the Amendment also modifies the definition of “GAAP” for purposes of the Credit Facility financial covenants to require that indebtedness assumed in connection with acquisitions be valued at face value rather than according to the mark to market method otherwise applicable under GAAP.

We have ongoing relationships with all of the lenders that are parties to the Amendment for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. We also have entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders also have acted as underwriters for issuances of senior notes by Host Marriott, L.P., as well as equity securities of Host Marriott Corporation. The Bank of New York also acts as trustee for our senior notes.

* * *

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” estimate,” “expect,” “intend,” “may,” “plan,” predict,” “project,” “will,” “continue” and other similar terms and phrases, including statements about the expected scope and timing of the Acquisition and expectations as to timing, nature and terms of the Bridge Facility financing. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the SEC. The completion of the Bridge Loan Facility and the Acquisition is subject to numerous closing conditions, and there can be no assurances that the Acquisition as a whole, or portions of it, will be completed. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations, except as required by federal securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.46	Amendment No 1., dated January 30, 2006, amending the Amended and Restated Credit Agreement, dated as of September 10, 2004 among Host Marriott, L.P., certain Canadian subsidiaries of Host Marriott, L.P., Deutsche Bank Trust Company Americas, as administrative Agent, and various Lenders named therein, and amending the Amended and Restated Pledge and Security Agreement, dated as of September 10, 2004, among Host Marriott, L.P. and the other Pledgers named therein and Deutsche Bank Trust Company Americas, as Pledgee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

	By:	/s/ Larry K. Harvey
Date: January 31, 2006	Name:	Larry K. Harvey
	Title:	Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.46	Amendment No 1., dated January 30, 2006, amending the Amended and Restated Credit Agreement, dated as of September 10, 2004 among Host Marriott, L.P., certain Canadian subsidiaries of Host Marriott, L.P., Deutsche Bank Trust Company Americas, as administrative Agent, and various Lenders named therein, and amending the Amended and Restated Pledge and Security Agreement, dated as of September 10, 2004, among Host Marriott, L.P. and the other Pledgers named therein and Deutsche Bank Trust Company Americas, as Pledgee.